Exhibit 23.8

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241 and 333-277101) and Form S-3 (File Nos. 333- 273195 and 333- 269029) (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

I, Todd McCracken of BBA Engineering Ltd., am an author of the Canadian NI 43-101 Technical Report titled “NI 43-101 Technical Report – Feasibility Study – Alacran Project, in Colombia” issued February 1, 2024, effective date December 18, 2023 (the “Expert Report”) originally prepared for Cordoba Minerals Corp.

I understand that the Company wishes to make reference to my name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). I further understand that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. I further understand that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. I have been provided with a copy of the Form 10-K and have reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements, I do hereby consent to:

•	•
•the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by me, that I supervised the preparation of and/or that I reviewed and approved.

Dated: February 26, 2024

By:	/s/ Todd McCracken
     Todd McCracken
     Director - Mining & Geology - Central

4883-0935-3635\3